EXHIBIT 10.1

                                                                                                        EXECUTION VERSION

OMNIBUS AMENDMENT

                THIS OMNIBUS AMENDMENT (this "Amendment"), dated as of March 18, 2008, is by and among Thoroughbred Funding, Inc., a Virginia corporation (the "SPV"), Norfolk Southern Railway Company, a Virginia corporation, individually (the "Originator") and as initial Servicer, Norfolk Southern Corporation, a Virginia corporation ("NSC"), the "Conduit Investors" from time to time party hereto, the "Committed Investors" from time to time party hereto, the "Managing Agents" from time to time party hereto and JPMorgan Chase Bank, N.A., a national banking association ("JPMorgan Chase"), as the Administrative Agent for the Investors and as a Managing Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Transfer and Administration Agreement defined below or, if not defined therein, in the Sale Agreement defined below.

                WHEREAS, the SPV, the Originator, NSC, the Conduit Investors, the Committed Investors, the Managing Agents and the Administrative Agent are parties to that certain Transfer and Administration Agreement dated as of November 8, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Transfer and Administration Agreement");

                WHEREAS, the parties to the Transfer and Administration Agreement hereto have agreed to amend the Transfer and Administration Agreement on the terms and conditions set forth herein;

                WHEREAS, the SPV and the Originator are parties to that certain Sale Agreement dated as of November 8, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement");

                WHEREAS, the parties to the Sale Agreement hereto have agreed to amend the Sale Agreement on the terms and conditions set forth herein;

                NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1.          Amendments to the Transfer and Administration Agreement Effective as of the Closing Date and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in Section 3 below, the Transfer and Administration Agreement is hereby amended as follows:

                a.          Section 6.1(a)(i) of the Transfer and Administration Agreement is hereby deleted in its entirety and replaced with the following:

                             "(i)       Annual Reporting.  Within ninety (90) days after the close of the SPV's, NSC's and the Originator's  fiscal years, (A) audited financial statements, prepared by a nationally-recognized accounting firm in accordance with GAAP on a consolidated basis for NSC and its Subsidiaries accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Administrative Agent, prepared in accordance with GAAP, and (B) unaudited financial statements for the SPV.  In each case, such financial statements shall include balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows."

                b.         Schedule I to the Transfer and Administration Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

                2.         Amendment to the Sale Agreement.  Effective as of the Closing Date and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in Section 4 below, the Sale Agreement is hereby amended as follows:

                a.         Section 6.2(a)(i) of the Sale Agreement is hereby deleted in its entirety and replaced with the following:

                            "(i)       Annual Reporting.  Within ninety (90) days after the close of each of its fiscal years, audited financial statements, prepared by a nationally-recognized accounting firm in accordance with GAAP on a consolidated basis for each of NSC and its Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified report certified by independent certified public accountants, acceptable to the SPV, prepared in accordance with GAAP."

                3.        Conditions Precedent.  This Amendment shall become effective as of the date above written upon the Administrative Agent's receipt of eight (8) copies of this Amendment duly executed by the parties hereto.

                4.        Representations and Warranties.  Each of the SPV and the Originator hereby represents and warrants that:

                a.         This Amendment, the Transfer and Administration Agreement and the Sale Agreement, as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against such parties in accordance with their terms.

                b.        Upon the effectiveness of this Amendment and after giving effect hereto, the covenants, representations and warranties of each such party, respectively, set forth in Articles IV and VI of the Transfer and Administration Agreement and Articles V and VI of the Sale Agreement, as applicable, and as amended hereby, are true and correct in all material respects as of the date hereof.

                c.         The SPV hereby represents and warrants that, upon the effectiveness of this Amendment, no event or circumstance has occurred and is continuing which constitutes a Termination Event or a Potential Termination Event.

                5.         Reference to and Effect on the Transfer and Administration Agreement and Sale Agreement.

                a.         Upon the effectiveness of this Amendment hereof, on and after the date hereof, (i) each reference in the Transfer and Administration Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Transfer and Administration Agreement and its amendments, as amended hereby and (ii) each reference in the Sale Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Sale Agreement and its amendments, as amended hereby.

                b.         (i) The Transfer and Administration Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed and (ii) the Sale Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                c.         Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Conduit Investors, the Committed Investors, the Managing Agents or the Administrative Agent, nor constitute a waiver of any provision of the Transfer and Administration Agreement, the Sale Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

                6.         Governing Law.  AMENDMENT AND THE OBLIGATIONS HEREUNDER, SHALL IN ALL RESPECTS, INCLUDING MATTERS OF  CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                7.         Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                8.         Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.  Delivery by facsimile of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.

[Signature Pages Follow]

        In Witness Whereof, the parties hereto have executed and delivered this Amendment as of the date first written above.

                                                        JPMorgan CHASE BANK, N.A.

                                                        as Administrative Agent, as an Agent, as a Managing Agent and as a

                                                        Committed Investor

                                                        By:    /s/  Sherri Gerner

                                                                Name:     Sherri Gerner

                                                                Title:        Executive Director

                                                        CHARIOT FUNDING LLC

                                                        as a Conduit Investor

                                                        By:  JPMorgan Chase Bank, N.A. as its attorney-in-fact

                                                        By:    /s/  Sherri Gerner

                                                                Name:     Sherri Gerner

                                                                Title:        Executive Director

                                                        THOROUGHBRED FUNDING, INC., as SPV

                                                         By:    /s/  William J. Romig

                                                                Name:     William J. Romig

                                                                Title:        Chairman and President

                                                        NORFOLK SOUTHERN RAILWAY COMPANY, as Originator and

                                                        as Servicer

                                                       By:    /s/  William J. Romig

                                                                Name:     William J. Romig

                                                                Title:        Vice President and Treasurer

                                                         NORFOLK SOUTHERN CORPORATION

                                                        By:    /s/  William J. Romig

                                                                Name:     William J. Romig

                                                                Title:        Vice President and Treasurer

                                                            SCHEDULE I
                                                                Accounts

                                                              Receivables

706-111	Customer Freight Accounts Receivable
709-001	Unsettled Freight Revenue
706-514	Carrying Cost Billing (Late Fees)
706-510	Freight Accounts Receivable Contracts Pending
709-011	Unbilled Other Receivables
706-509	Freight A/R Disputed Items
784-421	Freight Claims - Suspense
706-104	Freight A/R - L&D Claims File
706-105	Freight A/R - Overcharge Claim File
706-505	Freight A/R - Minimum Items
706-511	Freight A/R - Doubtful A/R
741-211	Uncollectible Agency Items
741-116	AFG Cash Customers
741-118	OSI Cash Customers
709-008	Billed Unsettled Foreign Line NS Proportion
709-004	Service Not Performed
709-113	Local Prepaid amount billed but not yet settled from 709-001
Interline Receivables
705-Total	Net Interline Accounts Receivable
Interline Payables
759-011	Estimated Interline Received Foreign Line Proportion
763-001	Estimated Interline Forwarded Foreign Line Proportion
763-220	Unsettled Foreign Line Incidental Charges on Received Traffic
Other Accounts
759-031	Contract Refund Accrual